Exhibit 99.1


                                                                            news

[FINANCIAL RELATIONS BOARD LOGO]

At the Company:                          At the Financial Relations Board
Tom Stoltz                               Marilynn Meek, General - 212-827-3773
Chief Financial Officer                  Susan Garland, Analysts - 212-827-3775
Citi Trends, Inc.
912-443-2075
tstoltz@cititrends.com
www.cititrends.com

Ed Anderson
Chief Executive Officer
912-443-3075
eanderson@cititrends.com
www.cititrends.com


         CITI TRENDS, INC. ANNOUNCES FISCAL 2005 SECOND QUARTER RESULTS
           Second Quarter Net Sales Increased 38.2% to $59.4 Million;
             Second Quarter Comparable Store Sales Increased 11.5%;
          Second Quarter Diluted Earnings per Share Increased to $0.03;
              Fiscal Year 2005 EPS Guidance Range of $0.80 - $0.83

         Savannah, GA - August24, 2005 - Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the thirteen and twenty-six weeks ended July30, 2005.

Quarter Ended July 30, 2005
---------------------------

         Total net sales for the thirteen weeks ended July 30, 2005 increased by 38.2% to $59.4 million from $43.0 million reported in the prior year. Comparable store sales increased 11.5% for the thirteen weeks ended July 30, 2005 compared to 0.3% in the thirteen weeks ended July 31, 2004. Total net sales for the twenty-six weeks ended July 30, 2005 increased by 35.1% to $123.1 million from $91.1 million reported in the prior year. Comparable store sales increased 9.0% for the twenty-six weeks ended July 30, 2005 compared to 2.0% in the twenty-six weeks ended July 31, 2004. Relocated stores and expanded stores are included in the comparable store sales results.

         The Company reported net income for the thirteen weeks ended July 30, 2005 of approximately $381,000, or $0.03 per diluted share, compared to net loss of approximately $41,000 or $0.00 per diluted share in the thirteen weeks ended July 31, 2004.The Company reported net income for the twenty-six weeks ended July 30, 2005 of $3.6 million, or $0.30 per diluted share, compared to net income of $2.2 million or $0.20 per diluted share in the twenty-six weeks ended July 31, 2004.

         The Company paid a one-time fee in the second quarter of $1.2 million pre-tax, or $0.05 per diluted share, to Hampshire Equity Partners to terminate its management consulting agreement with the Company, as previously disclosed by the Company in the prospectus for its initial public offering. The fee is included in the net income results reported above.

         For fiscal 2005, the Company plan was to open 40 new stores. In the twenty-six weeks ended July 30, 2005, the Company opened 21 new stores and is on plan for store openings for the remainder of the year.

Fiscal 2005 EPS Outlook
-----------------------

          The Company anticipates full year diluted earnings per share of between $0.80 and $0.83 based on 13.4 million diluted shares outstanding. The Company reminds investors of the complexity of accurately assessing future growth given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.


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A one-hour conference call will be held on August 25, 2005 at 10:00 am EST to discuss second quarter results and answer questions. To access the conference call, listeners should dial 800-218-8862. International callers should dial 303-262-2211. For those unable to listen at that time, a replay of the call will be available through September 1, 2005 at 800-405-2236 for domestic callers or 303-590-3000 for international callers. The pass code for the replay is 11037385.


The call will be broadcast live over the Internet via http://ir.cititrends.com/medialist.cfm. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call on the above website for 60 days.

         Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family. The Company currently operates 221 stores located in 12 states in the South, Southeast and Mid-Atlantic region, and our website address is www.cititrends.com.


Forward-Looking Statements
--------------------------

All statements other than historical facts contained in this news release, including statements regarding our future financial position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth and expansion risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.


CTRN - E

                                       ###



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


                                CITI TRENDS, INC.
                          CONDENSED STATEMENT OF INCOME
                                   (unaudited)
                  (in $000's, except share and per share data)

                                                                                 Thirteen Weeks Ended
                                                                              July 30, 2005  July 31, 2004
                                                                             -------------- --------------
                                                                               (unaudited)   (unaudited)
Net sales                                                                          59,449        43,011
Gross profit                                                                       21,767        14,916
Selling, general and administrative expenses                                       21,271        14,806
                                                                             -------------- --------------
Income from operations                                                                496            110
Net income                                                                            381           (41)

Net income per share, basic                                                          0.03          0.00
Net income per share, diluted                                                        0.03          0.00

Weighted average shares used to compute net income per share, basic            11,925,307     9,310,600
Weighted average shares used to compute net income per share, diluted          13,587,400    10,952,838


                                CITI TRENDS, INC.
                          CONDENSED STATEMENT OF INCOME
                                   (unaudited)
                  (in $000's, except share and per share data)


                                                                                Twenty-six Weeks Ended
                                                                              July 30, 2005  July 31, 2004
                                                                             -------------- --------------
                                                                               (unaudited)    (unaudited)
Net sales                                                                         123,066        91,080
Gross profit                                                                       46,900        33,950
Selling, general and administrative expenses                                       41,029        30,026
                                                                             -------------- --------------
Income from operations                                                              5,871          3,924
Net income                                                                          3,646          2,198

Net income per share, basic                                                          0.34          0.24
Net income per share, diluted                                                        0.30          0.20

Weighted average shares used to compute net income per share, basic            10,610,154     9,308,000
Weighted average shares used to compute net income per share, diluted          12,230,180    10,928,216


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


                                CITI TRENDS, INC.
                            CONDENSED BALANCE SHEETS
                                   (in $000's)

                                                                             July 30, 2005   July 31, 2004
                                                                             -------------- --------------
                                                                               (unaudited)   (unaudited)
Assets
Cash and cash equivalents                                                          30,760         5,894
Marketable securities                                                               12,013           --
Inventory                                                                          50,064        36,936
Other assets                                                                        7,279         5,715
Property and equipment, net                                                        20,129        15,276
                                                                             -------------- --------------
     Total assets                                                                 120,245        63,821
                                                                             ============== ==============
Liabilities and stockholders' equity
Borrowings under line of credit                                                        --         5,660
Accounts payable and accrued liabilities                                           43,713        29,661
Other liabilities                                                                   7,414         9,769
Total stockholders' equity                                                         69,118        18,731
                                                                             -------------- --------------
Total liabilitiesand stockholders' equity                                        120,245        63,821
                                                                             ============== ==============